EXHIBIT 16
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC. and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue         Chairman and Director       September 30, 1996
John F. Donahue            (Chief Executive Officer)

/s/Richard B. Fisher       President                   September 30, 1996
Richard B. Fisher          and Director



/s/John W. McGonigle       Treasurer and               September 30, 1996
John W. McGonigle            Executive Vice
                              President
                              (Principal Financial and
                                Accounting Officer)


/s/Thomas G. Bigley        Director                    September 30, 1996
Thomas G. Bigley



/s/John T. Conroy, Jr.     Director                    September 30, 1996
John T. Conroy, Jr.


/s/William J. Copeland     Director                    September 30, 1996



/s/James E. Dowd           Director                    September 30, 1996
James E. Dowd


SIGNATURES                    TITLE                          DATE

/s/Lawrence D. Ellis, M.D. Director            September 30, 1996
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr. Director            September 30, 1996
Edward L. Flaherty, Jr.



/s/Peter E. Madden         Director            September 30, 1996
Peter E. Madden



/s/Gregor F. Meyer         Director            September 30, 1996
Gregor F. Meyer



/s/John E. Murray, Jr.     Director            September 30, 1996
John E. Murray, Jr.



/s/Wesley W. Posvar        Director            September 30, 1996
Wesley W. Posvar



/s/Marjorie P. Smuts       Director            September 30, 1996
Marjorie P. Smuts




Sworn to and subscribed before me this 30th day of September, 1996




/s/Jody L.Petras
                               Notarial Seal
                       Jody L. Petras, Notary Public
                       Pittsburgh, Allegheny County
                   My Commission Expires Sept. 27, 1999
               Member, Pennsylvania Association of Notaries